EXHIBIT 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

MTS Medication Technologies	Porter, LeVay & Rose, Inc.
Michael Branca, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 409	Margarerit C. Drgos, Media Relations
Fax: 727-540-0547	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

HURRICANE DELAYS MTS MEDICATION TECHNOLOGIES RELOCATION PLANS

Clearwater, Fla. – September 10, 2004 — MTS Medication Technologies (AMEX:MPP) today announced it will be moving its operations in October 2004 rather than September 2004 as previously announced.

This delay was due in large part to construction issues that arose as a result of Hurricane Charley and Hurricane Frances. These weather events caused a delay in permits being issued and created a lack of availability for many contractors whose efforts were diverted to assisting with rebuilding and restoring damaged areas south of Tampa Bay.

The company anticipates that the relocation costs will be approximately $300,000, as previously announced. However, these costs are now expected to be recorded in the third quarter ending December 31, 2004 instead of the second quarter ending September 30, 2004.

Todd Siegel, President and Chief Executive Officer, commented, “Although we had anticipated completing our move by October 1, the delays would have compressed the process in a way that we believed could have an adverse effect on our business. Rather than risk disrupting service to our customers, we determined it was in our best interest to reschedule the move to October so we could complete the process in a more orderly manner.”

About MTS Medication Technologies

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves more than 3,000 institutional pharmacies in the long-term care and correctional facility markets, both domestically and internationally.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise.  Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above.  Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company (including the Company’s new multi-dose punch card product), assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing.  In addition, when used in this discussion, the words “anticipates”, “estimates”, “believes”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  Statements in the Press Release describe factors, among others, that could contribute to or cause such differences. Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, labor disputes, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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